UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 12, 2009

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-150749	20-0420637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2556 Wagener Road

Aiken, South Carolina 29801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 434-0945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2009, AGY (Cayman) (the “Company”), a company incorporated in the Cayman Islands and a wholly-owned subsidiary of AGY Holding Corp., entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Grace THW Holding Limited, a company incorporated in the Cayman Islands, and Grace Technology Investment Co., Ltd., a company incorporated in the British Virgin Islands and a wholly-owned subsidiary of Grace THW Holding Limited (“Grace”), pursuant to which the Company agrees to acquire 70% of the outstanding shares of Main Union Industrial Ltd., a company incorporated in Hong Kong and a wholly-owned subsidiary of Grace (“Main Union”), for a total purchase price of $20 million USD, payable in cash. The closing of the acquisition is expected to occur in the second quarter of 2009.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnity, and is subject to customary closing conditions, including the approval of the members and/or the board of directors of Main Union and Grace, written confirmation and bank approval with respect to the refinancing and expansion of the line of credit for the PRC Affiliate (as defined below), and the receipt of all consents required under AGY Holding Corp.’s existing U.S. credit agreement. In the event that the closing conditions have not been fulfilled or waived by September 12, 2009, the Purchase Agreement will expire and the parties will not be obligated to complete the transactions contemplated thereby.

In connection with the execution of the Purchase Agreement, on March 12, 2009, AGY Holding Corp. and the Company entered into a Framework Agreement (the “Framework Agreement”) with Grace THW Holding Limited, Grace, Main Union, and Shanghai Grace Technology Co., Ltd., a company incorporated in the People’s Republic of China and a wholly-owned subsidiary of Main Union (the “PRC Affiliate”), pursuant to which the parties agree to certain commercial and other arrangements. Material terms of such arrangements include (1) Grace, the Company, and Main Union will enter into an option agreement as of the closing of the acquisition, pursuant to which Grace will grant the Company a call option and the Company will grant Grace a put option, in respect of the 30% interest held by Grace in Main Union; (2) Grace and Shanghai Grace Fabric Co., Ltd., a company incorporated in the People’s Republic of China which is ultimately owned by Grace THW Holding Limited (as buyers) and AGY Holding Corp. and the PRC Affiliate (as sellers) will enter into a supply agreement, pursuant to which the buyers will purchase certain fiberglass yarn products from the sellers, which will have an initial term through December 31, 2013; and (3) AGY Holding Corp. guarantees the obligations of the Company under the Purchase Agreement and related agreements, and Grace THW Holding Limited guarantees the obligations of Grace and Shanghai Grace Fabric Co., Ltd. under the Purchase Agreement and related agreements.

The Company intends to finance the consideration paid pursuant to the Purchase Agreement through the sale of additional equity to its private equity sponsors as well as available liquidity.

A copy of the press release announcing the transaction is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of AGY Holding Corp. dated March 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: March 18, 2009	By:	/s/ Wayne T. Byrne
	Name:	Wayne T. Byrne
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press Release of AGY Holding Corp. dated March 18, 2009.